Exhibit 4.3

                      FIRST AMENDMENT TO SECURITY AGREEMENT
                      AND APPOINTMENT OF AGENT FOR HOLDERS

     This First Amendment to the Security Agreement And Appointment of Agent For Holders dated January 25, 2002 (the "SECURITY AGREEMENT") by and between Ebiz Enterprises, Inc., Jones Business Systems, Inc. (collectively, the "BORROWER"), First Financial Equity Corporation ("FFEC") and those lenders to the Company listed on the signature pages to the Security Agreement (each a "HOLDER" and collectively the "HOLDERS") is dated and effective as of the ___ day of April, 2002. All terms used, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Security Agreement.

                                    RECITALS

     A. The Canopy Group, Inc. ("CANOPY") holds a properly perfected first priority security interest in all of the assets of JBSI and a properly perfected security interest in all of the assets of EBIZ subject only to the prepetition first priority position of Ingram Micro, Inc. FFEC, as Agent for the Holders, holds a properly perfected security interest in all of Borrower's assets. FFEC and Canopy have entered into an intercreditor agreement which addresses various matters regarding the seniority of their relative security interests and their respective rights to property serving as their collateral.

     B. Borrower has negotiated with Canopy for a new revolving line of credit in the initial amount of $500,000, subject to approval by the Bankruptcy Court, and which may be renewed, extended or increased as agreed to by Canopy and Borrower (the "NEW LINE"). The parties have determined that the funding offered by the New Line is critical for Borrower's financial and business operations.

     C. To complete the transaction for the New Line, Borrower must grant to Canopy a first lien priority position in all of Borrower's post-petition accounts receivable. Borrower requests that the security interest in Borrower's post-petition accounts receivable held by FFEC, as Agent for the Holders, be subordinated to the security interest in the post-petition accounts receivable to be granted to Canopy under the New Line (the "SUBORDINATION").

     D. FFEC and Holders have determined it to be in their best interests to grant the Subordination.

     E.   FFEC  and  Holders  hereby  approve  the   Subordination  and  Holders
          authorize FFEC, as Agent, to take all necessary action to effect the Subordination.
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                                    AGREEMENT

     NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. A new Section 1.1 is hereby added to the Security Agreement and states as follows:

               1.1 SUBORDINATION OF SECURITY INTERESTS. Notwithstanding anything to the contrary contained herein, the security interest granted to Agent hereunder in all of Borrower's post-petition accounts receivable shall be and is hereby subordinated to the security interest granted to Canopy in all of Borrower's post-petition accounts receivable under the New Line.

     2. Except as otherwise amended hereby, the Security Agreement remains in full force and effect.

     3. This First Amendment may be executed in one or more counterparts and by original or facsimile signature, each of which will constitute an original and all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, this First Amendment has been executed by each of the parties as of the day and year first above written.

BORROWER:

EBIZ ENTERPRISES, INC.
JONES BUSINESS SYSTEMS, INC.


By
   --------------------------------
     Bruce Parsons
Its: President

AGENT:

FIRST FINANCIAL EQUITY CORP.


By
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Its:

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HOLDER:

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Print or type Name below:

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